Exhibit 10.26

SCHEDULE I
CHANGE OF CONTROL SEVERANCE PLAN PARTICIPANTS
SECTION 16 OFFICERS

Benefit Level¹ - 3
Baxter, Warner L.	Mark, Richard J.
Diya, Fadi M.	Moehn, Michael
Lyons, Martin J.	Nwamu, Chonda *
Benefit Level - 2
Steinke, Bruce

* Not eligible for excise tax gross-up provisions (for new officers effective on or after October 1, 2009)

¹ Benefit levels are defined as a payment amount equal to a cash severance multiple of base pay, target short-term incentive award, short-term incentive award in year of termination (prorated at target), the actuarial equivalent of the benefit under the qualified defined benefit retirement plan and any excess or supplemental retirement plan.